WINTHROP REALTY TRUST ANNOUNCES RESULTS FOR
THIRD QUARTER 2014

FOR IMMEDIATE RELEASE

Boston, Massachusetts – November 6, 2014 – Winthrop Realty Trust (NYSE:FUR) (the “Company” or “Winthrop”), which is liquidating and winding down pursuant to a plan of liquidation, announced today its financial and operating results for the third quarter ended September 30, 2014.

Financial Results

Liquidation Basis of Accounting

As a result of the shareholder approval of the plan of liquidation on August 5, 2014, effective August 1, 2014, in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company began reporting its financial results on the liquidation basis of accounting.  The liquidation basis of accounting requires, among other things, that management estimate sales proceeds on an undiscounted basis as well as include in the Company’s assets and liabilities the undiscounted estimate of future revenues and expenses of the Company.  The net assets in liquidation at September 30, 2014 would result in liquidating distributions of approximately $18.16 per Common Share.  This estimate of liquidating distributions includes projections of costs and expenses to be incurred during the period required to complete the plan of liquidation.  There is inherent uncertainty with these projections and, accordingly, these projections could change materially based on a number of factors both within and outside of Winthrop’s control including the timing of the sales, the performance of the underlying assets and any changes in the underlying assumptions of projected cash flows.

In light of the change in basis of accounting and the associated changes to required disclosure, the Company expects that it will file the requisite form with the Securities and Exchange Commission to seek an extension of the due date to file its September 30, 2014 Form 10-Q to no later than November 14, 2014.

Michael L. Ashner, Chairman and CEO stated, “I am cautiously optimistic that our plan of liquidation will move more quickly and generate greater proceeds than the high end of March 31, 2014 net asset value range which is the net asset value range provided in the proxy statement for the plan of liquidation.  While we had not expected to make a distribution on our common shares prior to the retirement of our senior notes, in light of the sales consummated to date and the expected sales to occur during the balance of 2014, we now expect to make our first liquidating distribution on our common shares in January of 2015.”

2014 Third Quarter Activity and Subsequent Events

Assets Sold

•	Fenway Wateridge - sold its interest in its Fenway Wateridge venture to its venture partner for approximately $2.38 million.
•
223 West Jackson – sold its interest in the venture that owns the property located at 223 W. Jackson, Chicago, Illinois and the accompany loan receivable from the venture to its venture partner and received net proceeds from the sale of approximately $5.77 million.

•
5400 Westheimer – sold its interest in the venture that owns the property located at 5400 Westheimer Court, Houston, Texas and received net proceeds from the sale, together with the satisfaction of a note payable due to Winthrop from the venture, of approximately $10.75 million.

•	Waterford Place Apartments – sold its Waterford Place apartment building in Memphis, Tennessee and received net proceeds from the sale of approximately $15.29 million.
•	Kroger-Atlanta, Georgia – sold its property in Atlanta, Georgia that is net leased to Kroger Foods and received net proceeds from the sale of approximately $1.46 million.
•	Kroger-Greensboro, North Carolina – sold its property in Greensboro, North Carolina that is net leased to Kroger Foods and received net proceeds from the sale of approximately $1.70 million.
•	Pinnacle II B-Note – sold the B-Note with an outstanding principal balance of $5.0 million for net proceeds of $4.97 million.
•
San Pedro Luxury Apartments - the venture in which Winthrop holds an approximately 84% interest sold its San Pedro apartment building in San Pedro, California.  The entire net proceeds of $23.09 million were used to pay down the $150 million loan made by KeyBank National Association to the venture in accordance with the terms of the loan agreement.

Assets Under Contract for Sale

•	1515 Market Street - this property is subject to a purchase agreement for a price that Winthrop presently expects will generate net proceeds to Winthrop of approximately $35.50 million.
•
Sealy Northwest Atlanta - Winthrop's venture partner in these properties has agreed to acquire Winthrop's interest in the venture for a price that Winthrop presently expects will generate net proceeds of approximately $5.5 million to Winthrop.

•
Kroger-Louisville, Kentucky - this property, that is net leased to Kroger Foods, is subject to a purchase agreement for a price that Winthrop presently expects will generate net proceeds to Winthrop of approximately $2.3 million.

Loans Repaid

•	Stamford - received approximately $9.41 million from the payment in full on the mezzanine loan held in a joint venture and indirectly secured by seven office properties in Stamford, Connecticut.
•	Shops at Wailea - received approximately $7.55 million from the payment in full on the B-Note secured by The Shops at Wailea.

Series D Preferred Shares

•
Paid the full liquidating distribution on its 9.25% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest.  The total amount of the payment was $122.8 million which included accrued and unpaid dividends through the date preceding the liquidating distribution payment.

Conference Call Information

The Company will host a conference call to discuss its third quarter 2014 activities today, Thursday, November 6, 2014 at 12:00 pm Eastern Time.  Interested parties may access the live call by dialing (877) 407-9205 or (201) 689-8054, or via the Internet at www.winthropreit.com within the News and Events section.  An online replay will be available for one year.  A replay of the call will be available through December 6, 2014 by dialing (877) 660-6853; conference ID 13592571.

About Winthrop Realty Trust

Winthrop, headquartered in Boston, Massachusetts, is a NYSE-listed real estate investment trust (REIT).  Winthrop’s shareholders recently adopted a plan of liquidation pursuant to which Winthrop is liquidating and winding down and, in connection therewith, is seeking to sell its assets in an orderly fashion to maximize shareholder value.  For more information, please visit our web-site at www.winthropreit.com.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  The statements in this release state the Company’s and management's hopes, intentions, beliefs, expectations or projections of the future and are forward-looking statements for which the Company claims the protections of the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995.  It is important to note that future events and the Company’s actual results could differ materially from those described in or contemplated by such forward-looking statements.  Factors that could cause actual results to differ materially from current expectations include, but are not limited to, (i) general economic conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or general downturn in their business, (iii) local real estate conditions, (iv) increases in interest rates, (v) increases in operating costs and real estate taxes, (vi) changes in accessibility of debt and equity capital markets, (vii) the timing of asset sales and (viii) defaults by borrowers on loans.  Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's filings with the Securities and Exchange Commission, copies of which may be obtained from the Company or the Securities and Exchange Commission.  The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled "Risk Factors" in the Company's most recent Annual Report on Form 10-K, as may be updated or supplemented in the Company's Form 10-Q filings, which discuss these and other factors that could adversely affect the Company's results.

CONSOLIDATED STATEMENT OF NET ASSETS
(Liquidation Basis)
(unaudited, in thousands)

September 30,
2014
ASSETS
Investments in real estate	$700,050
Equity investments	393,514
Cash and cash equivalents	33,967
Restricted cash held in escrows	14,112
Loans receivable	62,314
Secured financing receivable	28,960
Accounts receivable	1,077
Loan securities	918
TOTAL ASSETS	$1,234,912

LIABILITIES
Mortgage loans payable	$375,335
Senior notes payable	75,072
Liability for non-controlling interests	58,382
Liability for estimated costs in excess of estimated receipts during liquidation	24,408
Notes payable	25,000
Accounts payable, accrued liabilities and other liabilities	12,776
Related party fees payable	2,597
TOTAL LIABILITIES	573,570

COMMITMENTS AND CONTINGENCIES
Net assets in liquidation	$661,342

Further details regarding the Company’s results of operations, properties, joint ventures and tenants are available in the Company’s Form 10-Q for the quarter ended September  30, 2014 which will be filed with the Securities and Exchange Commission and will be available for download at the Company’s website www.winthropreit.com or at the Securities and Exchange Commission website www.sec.gov.

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Contact Information:

AT THE COMPANY

John Garilli
Chief Financial Officer
(617) 570-4614